Exhibit 10.6

[ENGLISH TRANSLATION FOR CONVENIENCE ONLY.

NOT AN OFFICIAL TRANSLATION]

Information - 2014.9.25 - Huzhou Ai Chuang Intelligent Technology Co., Ltd

Cooperative Agreement on Network Originality Competition for Primary and Secondary Schools

Party A: Universal agent for civil affairs of “Network Originality Competition for Primary and Secondary Schools” – China Information Technology Education Magazine Co., Ltd.

Party B: Huzhou Ai Chuang Intelligent Technology Co., Ltd

Party A and Party B, based on principle of equality and mutual benefits, reach the following agreements on the 13th – 15th Network Originality Competition for Primary and Secondary Schools (hereinafter referred to as the competition) through friendly consultation.

I. Cooperation Items

13th – 15th Humanoid Robot Stage Play Competition

II. Way of cooperation

1. Party B provides proper co-sponsor expense for the 13th – 15th competitions.

2. Party B takes charge of programming system installation, field equipment and on site technology support in final stage.

3. Party B assists with Party A to stipulate (revise) competition rules and training lectures of advisors.

4. Party A shall offer corresponding remuneration to Party B.

III. Remuneration of cooperation

1. Party B will be the only co-organizer of the 13th – 15th Humanoid Robot Stage Play Competitions.

2. The robot programming software of Party B will be the appointed programming system for the 13th – 15th Humanoid Robot Stage Play Competitions.

3. The name of Party B will be printed on the background and competition guidance of finals and the closing ceremony of the 13th – 15th Humanoid Robot Stage Play Competitions.

4. One lecturer from Party B is arranged for competition item training and production display during the nationwide advisor field training period of the 13th – 15th Humanoid Robot Stage Play Competitions.

5. Party B will be granted with the honorable title of “Outstanding Contribution Award for Support of Primary and Secondary School Information Technology Education”.

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6. During the finals, Party A will provide unified clothes, board and accommodation for the two on-situ technology supporting personnel of Party B.

7. Through approval of Party A, Party B can recommend 8 teams each for primary school group, junior high group and senior high group to directly enter the national finals each year. The recommended teams in the same group shall be schools from different provinces.

8. Through approval of Party A, Party B can recommend two articles to be published on China Information Technology Education for each activity, and each article shall be of less than 3000 words.

IV. Co-organization expenses

RMB 270,000 Yuan

V. Notes on payment

1. Party B shall pay RMB 120,000 Yuan to Party A before Oct. 10, 2014.

2. Party B shall pay RMB 100,000 Yuan to Party A before Oct. 10, 2015.

3. Party B shall pay RMB 50,000 Yuan to Party A before Oct. 10, 2016.

4. Account name: China Information Technology Education Magazine Co., Ltd.

Opening Bank: Industrial and Commercial Bank of China Beijing Panjiayuan Sub-branch

Bank account: 0200022709066188637

VI. Miscellaneous

1. For unaccomplished matters, both parties can sign supplementary document separately, which is the inseparable part of this agreement and with equal legal validity.

2. Disputes with regard to the agreement shall be solved by both parties through consultation.

3. This agreement is made in duplicate. It takes effect since the signing and sealing date of both parties and expires on Aug. 31, 2017.

Party A: Universal agent for civil affairs of “Network Originality Competition for Primary and Secondary Schools” – China Information Technology Education Magazine Co., Ltd.

Legal Representative (Authorized Agent):              (Seal)

Sep. 25, 2014

Party B: Huzhou Ai Chuang Intelligent Technology Co., Ltd

Legal Representative (Authorized Agent):              (Seal)

Sep. 28, 2014

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